Exhibit 4.1

BANK OF MONTREAL

TO

THE BANK OF NEW YORK MELLON

Series Trustee

and

COMPUTERSHARE TRUST COMPANY, N.A. AS

SUCCESSOR TO WELLS FARGO BANK,

NATIONAL ASSOCIATION

Original Trustee

Fifth Supplemental Indenture

Dated as of August 14, 2025

to

Indenture

Dated as of January 25, 2010

Senior Debt Securities

FIFTH SUPPLEMENTAL INDENTURE, dated as of August 14, 2025 (this “Fifth Supplemental Indenture”), among Bank of Montreal, a Canadian chartered bank (herein called the “Bank”), having its principal executive offices located at 100 King Street West, 1 First Canadian Place, Toronto, Ontario, Canada M5X 1A1 and its head office located at 129 rue Saint Jacques, Montreal, Quebec, Canada H2Y 1L6, The Bank of New York Mellon, a banking corporation organized under the laws of the State of New York (herein called the “Series Trustee”), and Computershare Trust Company, N.A., a national banking association organized under the laws of the United States of America, as successor to Wells Fargo Bank, National Association, a national banking association organized under the laws of the United States of America (herein called the “Original Trustee,” and, together with the Series Trustee, each a “Trustee”).

RECITALS OF THE BANK

WHEREAS, the Bank and the Original Trustee have heretofore executed and delivered an Indenture, dated as of January 25, 2010 (the “Base Indenture”), as supplemented by the First Supplemental Indenture, dated as of September 23, 2018, between the Bank and the Original Trustee (the “First Supplemental Indenture”), the Second Supplemental Indenture, dated as of May 27, 2021, among the Bank, the Series Trustee and the Original Trustee (the “Second Supplemental Indenture”), the Third Supplemental Indenture, dated as of May 26, 2022, among the Bank, the Series Trustee and the Original Trustee (the “Third Supplemental Indenture”), the Fourth Supplemental Indenture, dated as of March 25, 2025, among the Bank, the Series Trustee and the Original Trustee (the “Fourth Supplemental Indenture”, and the Base Indenture as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, and the Fourth Supplemental Indenture and as hereby supplemented and amended, the “Indenture”) providing for the issuance from time to time of series of the Bank’s unsecured senior debt securities (hereinafter called the “Securities”);

WHEREAS, Section 901(9) of the Base Indenture provides that the Bank and the Trustees, without the consent of any Holders, at any time and from time to time, may enter into one or more indentures supplemental thereto, to cure any ambiguity, to correct or supplement any provision in the Base Indenture which may be defective or inconsistent with any other provision therein, or to make any other provisions with respect to matters or questions arising under the Base Indenture, provided that such action shall not adversely affect the interests of the Holders of Securities of any series in any material respect;

WHEREAS, the Bank wishes to make certain changes to any and all of the Securities issued pursuant to the Base Indenture, whether those Securities were issued before or after the time this Fifth Supplemental Indenture is executed; and

WHEREAS, the Bank has requested that the Trustees execute and deliver this Fifth Supplemental Indenture; and all requirements necessary to make this Fifth Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms have been satisfied; and the execution and delivery of this Fifth Supplemental Indenture has been duly authorized in all respects.

NOW, THEREFORE, WITNESSETH:

In consideration of the covenants and other provisions set forth in this Fifth Supplemental Indenture and the Base Indenture, the Bank and the Trustees mutually covenant and agree with one another, and for the equal and proportionate benefit of the respective Holders of the applicable Securities from time to time, as follows:

ARTICLE ONE

PROVISIONS OF GENERAL APPLICATION

Section 101. Relation to Base Indenture.

This Fifth Supplemental Indenture constitutes an integral part of the Indenture.

Section 102. Governing Law.

This Fifth Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

ARTICLE TWO

AMENDMENTS

Section 201. Applicability.

Except as provided in the immediately succeeding paragraph, Section 202 of this Fifth Supplemental Indenture shall apply to any and all of the Securities issued pursuant to the Base Indenture, whether those Securities were issued before or after the execution of this Fifth Supplemental Indenture.

Section 202. Amendment to Base Indenture.

The first sentence of Section 1102 of the Base Indenture is hereby amended by inserting the words “or an Officer’s Certificate” immediately following the words “a Board Resolution”.

ARTICLE THREE

MISCELLANEOUS PROVISIONS

Section 301. Ratification of Base Indenture.

The Base Indenture, as supplemented by the First Supplemental Indenture, the Second Supplemental Indenture, the Third Supplemental Indenture, the Fourth Supplemental Indenture and this Fifth Supplemental Indenture is in all respects ratified and confirmed, and this Fifth Supplemental Indenture shall be deemed part of the Base Indenture in the manner and to the extent herein and therein provided.

Section 302. Trustees Not Responsible for Recitals.

The recitals contained herein, except for a Trustee’s certificate of authentication, shall be taken as the statements of the Bank, and the Trustees assume no responsibility for their correctness. The Trustees make no representations as to the validity or sufficiency of this Fifth Supplemental Indenture.

Section 303. Execution in Counterparts; E-signatures.

This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Fifth Supplemental Indenture and of signature pages by facsimile or electronic format (i.e., “.pdf” or “.tif”) transmission shall constitute effective execution and delivery of this Fifth Supplemental Indenture as to the parties hereto and may be used in lieu of the original Fifth Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or electronic format (i.e., “.pdf” or “.tif”) shall be deemed to be their original signatures for all purposes. This Fifth Supplemental Indenture shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the New York Uniform Commercial Code/UCC (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Fifth Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

[Signature page follows]

IN WITNESS WHEREOF, the parties have caused this Fifth Supplemental Indenture to be duly executed as of the date first written above.

BANK OF MONTREAL

By: /s/ Stephen Lobo
Name: Stephen Lobo
Title: Treasurer

THE BANK OF NEW YORK MELLON, as Series Trustee

By: /s/ Stacey B. Poindexter
Name: Stacey B. Poindexter
Title: Vice President

COMPUTERSHARE TRUST COMPANY, N.A., as successor to WELLS FARGO BANK, NATIONAL ASSOCIATION, as Original Trustee

By: /s/ Corey J. Dahlstrand
Name: Corey J. Dahlstrand
Title: Vice President

[Signature page to Fifth Supplemental Indenture]